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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form S-8 Registration Statement of ValliCorp Holdings, Inc. pertaining to its ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan of our report dated February 10, 1994, with respect to the consolidated financial statements of Mineral King Bancorp and its subsidiary which appears in the Annual Report on Form 10-K of ValliCorp Holdings, Inc. for the year ended December 31, 1995.


PRICE WATERHOUSE LLP
LOS ANGELES, CALIFORNIA
SEPTEMBER 25, 1996